EXHIBIT 10.1

AMENDED AND RESTATED AGREEMENT FOR WHOLESALE FINANCING

This Amended and Restated Agreement for Wholesale Financing ("Agreement") is made as of July 23, 2012 between GE Commercial Distribution Finance Corporation ("CDF") and ePlus Technology, inc., a |___| SOLE PROPRIETORSHIP, |___| PARTNERSHIP, |XX| CORPORATION, |___| LIMITED LIABILITY COMPANY (check applicable term) ("Dealer"), having a principal place of business located at 13595 Dulles Technology Drive, Herndon, VA  20170.  This Agreement amends and restates in its entirety the following agreement between the parties or their predecessors:  Agreement for Wholesale Financing dated August 31, 2000, and any and all amendments thereto.

1.
Extension of Credit.  Subject to the terms of this Agreement, CDF may extend credit to Dealer from time to time to purchase inventory from CDF approved vendors ("Vendors") and for other purposes.  If CDF advances funds to Dealer following Dealer's execution of this Agreement, CDF will be deemed to have entered into this Agreement with Dealer, whether or not executed by CDF.  CDF's decision to advance funds will not be binding until the funds are actually advanced.  CDF may combine all of CDF's advances to Dealer or on Dealer's behalf, whether under this Agreement or any other agreement, and whether provided by one or more of CDF's branch offices, together with all finance charges, fees and expenses related thereto, to make one debt owed by Dealer.  CDF may, at any time without notice to Dealer, elect not to finance any inventory sold by particular Vendors who are in default of their obligations to CDF, or with respect to which CDF reasonably feels insecure.  This is an agreement regarding the extension of credit, and not the provision of goods or services.

2.
Credit Facility.  Subject to the terms of this Agreement, CDF agrees to provide to Dealer an inventory floorplan credit facility of One Hundred Seventy Five Million Dollars ($175,000,000.00); provided, however, that at no time will the principal amount outstanding under Dealer’s inventory floorplan credit facility with CDF and Dealer’s accounts receivable facility exceed, in the aggregate, One Hundred Seventy Five Million Dollars ($175,000,000.00).  CDF’s decision to advance funds will not be binding until the funds are actually advanced.

In addition, subject to the terms of the Amended and Restated Business Financing Agreement between CDF and Dealer dated dated on or about the date hereof, as may be amended from time to time, CDF agrees to provide to Dealer an accounts receivable facility of Thirty Million Dollars ($30,000,000.00); provided, however, that at no time will the principal amount outstanding under the accounts receivable facility and Dealer’s inventory floorplan credit facility with CDF exceed, in the aggregate, One Hundred Seventy Five Million Dollars ($175,000,000.00).  CDF's decision to advance funds will not be binding until the funds are actually advanced.

3.
Financing Terms and Statements of Transaction.  Dealer and CDF agree that certain financial terms of any advance made by CDF under this Agreement, whether regarding finance charges, other fees, maturities, curtailments or other financial terms, are not set forth herein because such terms depend, in part, upon the availability of Vendor discounts, payment terms or other incentives, prevailing economic conditions, CDF's floorplanning volume with Dealer and with Dealer's Vendors, and other economic factors which may vary over time.  Dealer and CDF further agree that it is therefore in their mutual best interest to set forth in this Agreement only the general terms of Dealer's financing arrangement with CDF.  Upon agreeing to finance a particular item of inventory for Dealer, CDF will send Dealer Transaction Statement identifying such inventory and the applicable financial terms.  Unless Dealer notifies CDF in writing of any objection within twenty (20) days after a Transaction Statement is mailed to Dealer:  (a) the amount shown on such Transaction Statement will be an account stated; (b) Dealer will have agreed to all rates, charges and other terms shown on such Transaction Statement; (c) Dealer will have agreed that CDF is financing the items of inventory referenced in such Transaction Statement at Dealer's request; and (d) such Transaction Statement will be incorporated herein by reference, will be made a part hereof as if originally set forth herein, and will constitute an addendum hereto.  If Dealer objects to the terms of any Transaction Statement, Dealer agrees to pay CDF for such inventory in accordance with the most recent terms for similar inventory to which Dealer has not objected (or, if there are no prior terms, at the Libor Rate plus two and one half  percent (2.50%) per annum (The “Libor Rate” is defined as the One month Libor as published in the "Money Rates" column of The Wall Street Journal each day) , but Dealer acknowledges that CDF may then elect to terminate Dealer's financing program pursuant to Section 17, and cease making additional advances to Dealer.  However, such termination will not accelerate the maturities of advances previously made, unless Dealer shall otherwise be in default of this Agreement.

4.
Grant of Security Interest.  To secure payment of all of Dealer's current and future debts to CDF, whether under this Agreement or any current or future guaranty or other agreement, Dealer grants CDF a security interest in all of Dealer's inventory, equipment, fixtures, accounts, contract rights, chattel paper, security agreements, instruments, deposit accounts, reserves, documents, and general intangibles; and all judgments, claims, insurance policies, and payments owed or made to Dealer thereon; all whether now owned or hereafter acquired, all attachments, accessories, accessions, returns, repossessions, exchanges, substitutions and replacements thereto, and all proceeds thereof.  All such assets are collectively referred to herein as the "Collateral."  All of such terms for which meanings are provided in the Uniform Commercial Code of the applicable state are used herein with such meanings.  All Collateral financed by CDF, and all proceeds thereof, will be held in trust by Dealer for CDF, with such proceeds being payable in accordance with Section 9.

5.
Affirmative Warranties and Representations.  Dealer warrants and represents to CDF that:  (a) Dealer has good title to all Collateral; (b) CDF's security interest in the Collateral financed by CDF is not now and will not become subordinate to the security interest, lien, encumbrance or claim of any person; (c) Dealer will execute all documents CDF reasonably requests to perfect and maintain CDF's security interest in the Collateral; (d) Dealer will deliver to CDF immediately upon each request, and CDF may retain, each Certificate of Title or Statement of Origin issued for Collateral financed by CDF; (e) to the best of Dealer’s knowledge and belief after due inquiry and appropriate due diligence, Dealer will at all times be duly organized, existing, in good standing, qualified and licensed to do business in each state, county, or parish, in which the nature of its business or property so requires; (f) Dealer has the right and is duly authorized to enter into this Agreement; (g) Dealer's execution of this Agreement does not constitute a breach of any agreement to which Dealer is now or hereafter becomes bound; (h) there are  no actions or proceedings pending or threatened against Dealer which are reasonably anticipated to result in any material adverse change in Dealer's financial or business condition or to materially adversely affect any of Dealer's assets, and Dealer will promptly notify CDF in the event of such an action or proceeding; (i) Dealer will maintain the Collateral in good condition and repair; (j) to the best of Dealer’s knowledge and belief after due inquiry and appropriate due diligence, Dealer has duly filed and will duly file all tax returns required by law; (k) to the best of Dealer’s knowledge and belief after due inquiry and appropriate due diligence, Dealer has paid and will pay when due all taxes, levies, assessments and governmental charges of any nature; (l) Dealer will keep and maintain all of its books and records pertaining to the Collateral at its principal place of business designated in this Agreement or at a designated storage facility of which CDF has been notified in writing; (m) Dealer will promptly supply CDF with such information concerning it or any guarantor as CDF hereafter may reasonably request; (n) all Collateral will be kept at Dealer's principal place of business listed above, and such other locations, if any, of which Dealer has notified CDF in writing or as listed on any current or future Exhibit "A" attached hereto (provided however, Dealer need not list any such other location on Exhibit A for which the value of Collateral stored at such location is less than $250,000), which written notice(s) to CDF and Exhibit A(s) are incorporated herein by reference; (o) where circumstances allow, Dealer will give CDF (1) thirty (30) days prior written notice of any change in Dealer's identity, name, form of business organization, ownership, management, principal place of business, and before moving any books and records to any other location provided however, that Dealer agrees to provide CDF with prompt written notice of the occurrence of any such events where circumastances do not allow Dealer to provide CDF with thirty (30) days prior written notice of such event, and (2) up to thirty (30) days written notice after any change in Dealer's Collateral locations where there are over Two Hundred Fifty Thousand Dollars ($250,000) in inventory stored(except for Dealer’s principal place of business); (p) Dealer will observe and perform all matters required by any lease, license, concession or franchise forming part of the Collateral in order to maintain all the rights of CDF thereunder; (q) Dealer will advise CDF of the commencement of material legal proceedings against Dealer or any guarantor; (r) Dealer will comply with all applicable laws and will conduct its business in a manner which preserves and protects the Collateral and the earnings and incomes thereof; and (s) Dealer will

1.
as of the last day of Dealer’s fiscal quarter ending June 30, 2012 and as of the last day of each fiscal quarter thereafter, have a minimum Excess Availability of not less than Fifteen Million Dollars ($15,000,000.00); and

2.
as of the last day of Dealer’s fiscal quarter ending June 30, 2012 and as of the last day of each fiscal quarter thereafter, maintain an EBITDA for the immediately preceding twelve month period ending on the last day of each such respective fiscal quarter of not less than one and one and eighty-five one hundredths of one percent (1.85%) of Dealer’s Net Revenues for such immediately preceding twelve month period ending on the last day of such fiscal quarter; and

3.	provide CDF with covenant compliance certificates as attached hereto as Exhibit A.

For purposes of this paragraph:  (i) “Excess Availability” shall be defined as the sum of (A) Dealer’s cash on hand and cash equivalents at the end of the respective fiscal quarter plus (B) Dealer’s Available Credit under the Accounts Receivable Facility minus the principal amount outstanding under Dealer’s Accounts Receivable Facility; (ii) ”EBITDA” means, for any period of calculation, the net income of Dealer before provision for income taxes, interest expense (including without limitation, implicit interest expense on capitalized leases), depreciation and amortization, excluding therefrom (to the extent included):  (A) non-operating gains (including, without limitation, extraordinary or nonrecurring gains, gains from discontinuance of operations and gains arising from the sale of assets other than inventory) during the applicable period; (B) net earnings of any business entity in which Dealer has an ownership interest (other than a wholly owned subsidiary) unless such net earnings shall have actually been received by Dealer in the form of cash distributions; (C) any portion of the net earnings of any subsidiary which for any reason is unavailable for payment of dividends to Dealer; (D) the earnings of any entity to which any assets of Dealer shall have been sold, transferred or disposed of, or into which Dealer shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction; (E) any gain arising from the acquisition of any securities of Dealer; and (F) non-operating losses arising from the sale of capital assets during such period; and (iii) “Net Revenues” means all revenues arising out of Dealer’s sales of goods and services.  The foregoing terms will be determined in accordance with generally accepted accounting principles consistently applied.

6.
Negative Covenants.  Dealer will not at any time (without CDF's prior written consent):  (a) other than in the ordinary course of its business and if material in nature, sell, lease or otherwise dispose of or transfer any of its assets; (b) rent, lease, demonstrate, consign, or use any Collateral financed by CDF other than equipment and fixtures which are classified as such on Dealer’s financial statements; (c) merge or consolidate with another entity unless Dealer is the surviving entity of such merger or consolidation and, after giving effect to such merger or consolidation, Dealer is in full compliance with all of the covenants contained in this Agreement and the any other agreements with CDF; (d) prior to the sale thereof, move any Collateral financed by CDF out of the United States of America; or (e)store Collateral financed by CDF with any third party.

7.
Insurance.  Dealer will immediately notify CDF of any material loss, theft or damage to any Collateral.  Dealer will keep the Collateral insured for its full insurable value under an "all risk" property insurance policy with a Dealer acceptable to CDF, naming CDF as a lender loss-payee and containing standard lender's loss payable and termination provisions.  Dealer will provide CDF with written evidence of such property insurance coverage and lender's loss-payee endorsement.

8.
Financial Statements.  Dealer will deliver to CDF:  (a) within ninety (90) days after the end of each of Dealer's fiscal years, a reasonably detailed balance sheet as of the last day of such fiscal year and a reasonably detailed income statement covering Dealer's operations for such fiscal year, in a form satisfactory to CDF; (b) within forty-five (45) days after the end of each of Dealer's fiscal quarters, a reasonably detailed balance sheet as of the last day of such quarter and an income statement covering Dealer's operations for such quarter, in a form satisfactory to CDF; and (c) within ten (10) business days after request therefor by CDF, any other report requested by CDF relating to the Collateral or the financial condition of Dealer.  Dealer warrants and represents to CDF that all financial statements and information relating to Dealer or any guarantor which have been or may hereafter be delivered by Dealer or any guarantor are true and correct and have been and will be prepared in accordance with generally accepted accounting principles consistently applied and, with respect to such previously delivered statements or information, there has been no material adverse change in the financial or business condition of Dealer or any guarantor since the submission to CDF, either as of the date of delivery, or, if different, the date specified therein, and Dealer acknowledges CDF's reliance thereon.

9.
Reviews.  Dealer grants CDF an irrevocable license to enter Dealer's business locations during normal business hours with forty-eight (48) hours prior notice to Dealer (unless Dealer is in Default in which case no prior notice shall be required) to:  (a) account for and inspect all Collateral; (b) verify Dealer's compliance with this Agreement; and (c) review, examine and make copies of Dealer's books, records, files and business procedures and practices.

10.
Payment Terms.  Dealer will immediately pay CDF the principal indebtedness owed CDF on each item of Collateral financed by CDF (as shown on the Transaction Statement identifying such Collateral) on the earliest occurrence of any of the following events:  (a) when such Collateral is lost, stolen or damaged; (b) for Collateral financed under Pay-As-Sold ("PAS") terms (as shown on the Transaction Statement identifying such Collateral), when such Collateral is sold, transferred, rented, leased, otherwise disposed of or matured; (c) in strict accordance with any curtailment schedule for such Collateral (as shown on the Transaction Statement identifying such Collateral); (d) for Collateral financed under Scheduled Payment Program ("SPP") terms (as shown on the Transaction Statement identifying such Collateral), in strict accordance with the installment payment schedule; and (e) when otherwise required under the terms of any financing program agreed to in writing by the parties.  Regardless of the SPP terms pertaining to any Collateral financed by CDF, if CDF determines that the current outstanding debt which Dealer owes to CDF exceeds the aggregate wholesale invoice price of such Collateral in Dealer's possession, Dealer will immediately upon demand pay CDF the difference between such outstanding debt and the aggregate wholesale invoice price of such Collateral.  If Dealer from time to time is required to make immediate payment to CDF of any past due obligation discovered during any Collateral review, or at any other time, Dealer agrees that acceptance of such payment by CDF shall not be construed to have waived or amended the terms of its financing program.  The proceeds of any Collateral received by Dealer will be held by Dealer in trust for CDF's benefit, for application as provided in this Agreement.  Dealer will send all payments to CDF's address as CDF may designate from time to time.  CDF may apply: (i) payments to reduce finance charges first and then principal, regardless of Dealer's instructions; and (ii) principal payments to the oldest (earliest) invoice due under the SPP terms (other than when Dealer is in Default in which case CDF may apply payments as CDF may determine in its sole discretion) for Collateral financed by CDF, but, in any event, all principal payments will first be applied to such Collateral which is sold, lost, stolen, damaged, rented, leased, or otherwise disposed of or unaccounted for.  Any third party discount, rebate, bonus or credit granted to Dealer for any Collateral will not reduce the debt Dealer owes CDF until CDF has received payment therefor in cash.  Dealer will:  (1) pay CDF even if any Collateral is defective or fails to conform to any warranties extended by any third party; (2) not assert against CDF any claim or defense Dealer has against any third party; and (3) indemnify and hold CDF harmless against all claims and defenses asserted by any buyer of the Collateral relating to the condition of, or any representations regarding, any of the Collateral.  Dealer waives all rights of offset and counterclaims Dealer may have against CDF.

11.
Calculation of Charges.  Dealer will pay finance charges to CDF on the outstanding principal debt which Dealer owes CDF for each item of Collateral financed by CDF at the rate(s) shown on the Transaction Statement identifying such Collateral, unless Dealer objects thereto as provided in Section 2.  The finance charges attributable to the rate shown on the Transaction Statement will:  (a) be computed based on a 360 day year; (b) be calculated by multiplying the Daily Charge (as defined below) by the actual number of days in the applicable billing period; and (c) accrue from the invoice date of the Collateral identified on such Transaction Statement until CDF receives full payment in good funds of the principal debt Dealer owes CDF for each item of such Collateral in accordance with CDF's payment recognition policy and CDF applies such payment to Dealer's principal debt in accordance with the terms of this Agreement.  The "Daily Charge" is the product of the Daily Rate (as defined below) multiplied by the Average Daily Balance (as defined below).  The "Daily Rate" is the quotient of the annual rate shown on the Transaction Statement divided by 360, or the monthly rate shown on the Transaction Statement divided by 30.  The "Average Daily Balance" is the quotient of (i) the sum of the outstanding principal debt owed CDF on each day of a billing period for each item of Collateral identified on a Transaction Statement, divided by (ii) the actual number of days in such billing period.  Dealer will also pay CDF $25 for each check returned unpaid for insufficient funds (an "NSF check") (such $25 payment repays CDF's estimated administrative costs; it does not waive the default caused by the NSF check).  The annual percentage rate of the finance charges relating to any item of Collateral financed by CDF will be calculated from the invoice date of such Collateral, regardless of any period during which any finance charge subsidy shall be paid or payable by any third party.  Dealer acknowledges that CDF intends to strictly conform to the applicable usury laws governing this Agreement.  Regardless of any provision contained herein or in any other document executed or delivered in connection herewith or therewith, CDF shall never be deemed to have contracted for, charged or be entitled to receive, collect or apply as interest on this Agreement (whether termed interest herein or deemed to be interest by judicial determination or operation of law), any amount in excess of the maximum amount allowed by applicable law, and, if CDF ever receives, collects or applies as interest any such excess, such amount which would be excessive interest will be applied first to the reduction of the unpaid principal balances of advances under this Agreement, and, second, any remaining excess will be paid to Dealer.  In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Dealer and CDF shall, to the maximum extent permitted under applicable law:  (A) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest; (B) exclude voluntary pre-payments and the effect thereof; and (C) spread the total amount of interest throughout the entire term of this Agreement so that the interest rate is uniform throughout such term.

12.
Billing Statement.  CDF will transmit electronically, send or otherwise make available to Dealer a monthly billing statement identifying all charges due on Dealer's account with CDF.  The charges specified on each billing statement will be:  (a) due and payable in full as indicated on the billing statement; and (b) an account stated, unless CDF receives Dealer's written objection thereto within 15 days after it is mailed to Dealer.  If CDF does not receive, by the 25th day of any given month, payment of all charges accrued to Dealer's account with CDF during the immediately preceding month, Dealer will (to the extent allowed by law) pay CDF a late fee ("Late Fee") equal to the greater of $5 or 5% of the amount of such finance charges (payment of the Late Fee does not waive the default caused by the late payment).  CDF may adjust the billing statement at any time to conform to applicable law and this Agreement.

13.
Default. Dealer will be in default under this Agreement if:  (a) Dealer breaches any terms, warranties or representations contained herein, in any Transaction Statement to which Dealer has not objected as provided in Section 2, or in any other agreement between CDF and Dealer (other than as set forth in clause (d) or (e) below) and such breach is not cured within ten (10) days of Dealer’s receipt of notice thereof; (b) any guarantor of Dealer's debts to CDF breaches any terms, warranties or representations contained in any guaranty or other agreement between the guarantor and CDF and such breach is not cured within the applicable cure period set forth therein; (c) any representation, statement, report or certificate made or delivered by Dealer or any guarantor to CDF is not accurate when made and such inaccuracy is not cured within ten (10) days of Dealer’s or guarantor’s receipt of notice thereof; (d) Dealer fails to pay any portion of Dealer's debts to CDF when due and payable hereunder or under any other agreement between CDF and Dealer and such failure is not cured within two (2) days of receipt of notice thereof; (e) Dealer abandons any Collateral and such abandonment is not cured within two (2) days of Dealer’s receipt of notice thereof; (f) Dealer or any guarantor is or becomes in default in the payment of any debt to a third party in excess of five hundred thousand dollars (US $500,000) and such default is not cured within two (2) days of Dealer’s or guarantor’s receipt of notice thereof; (g) a money judgment issues against Dealer or any guarantor in excess of $500,000 unless such judgment is discharged, stayed or dismissed within thirty (30) days thereafter;  (h) an attachment, sale or seizure issued or is executed against any assets of Dealer or of any guarantor having a value of over $500,000; (k) Dealer or any guarantor shall cease existence as a corporation, partnership, limited liability company or trust, as applicable; (l) Dealer or any guarantor ceases or suspends business; (m) Dealer, any guarantor or any member while Dealer's business is operated as a limited liability company, as applicable, makes a general assignment for the benefit of creditors; (n) Dealer, any guarantor or any member while Dealer's business is operated as a limited liability company, as applicable, becomes insolvent or voluntarily or involuntarily becomes subject to the Federal Bankruptcy Code, any state insolvency law or any similar law; (o) any receiver is appointed for any assets of Dealer, any guarantor or any member while Dealer's business is operated as a limited liability company, as applicable; (p) any guaranty of Dealer's debts to CDF is terminated; (q) Dealer loses the right to sell a product line of one of IBM, Hewlett Packard, NetAPP, Microsoft, Cisco, or any other major vendor, unless such right is reinstated in good standing within thirty (30) days thereafter; (r) Dealer or any guarantor misrepresents Dealer's or such guarantor's financial condition or organizational structure; (s) a material adverse change occurs in the financial or other condition or business prospects of Dealer or any guarantor; or(t) CDF is not secured with respect to any of the Collateral or the payment of any part of Dealer's obligation to CDF. Notwithstanding anything to the contrary in this Agreement, CDF will not be obligated to make any advances hereunder or issue any approvals to Vendors during any cure period set forth above.

14.	Rights of CDF Upon Default. In the event of a default:
(a)
CDF may at any time at CDF's election, without notice or demand to Dealer, do any one or more of the following:  declare all or any part of the debt Dealer owes CDF immediately due and payable, together with all costs and expenses of CDF's collection activity, including, without limitation, all reasonable attorneys' fees; exercise any or all rights under applicable law (including, without limitation, the right to possess, transfer and dispose of the Collateral); and/or cease extending any additional credit to Dealer (CDF's right to cease extending credit shall not be construed to limit the discretionary nature of this credit facility).

(b)
Dealer will keep the Collateral in trust for CDF, and in good order and repair, and will not sell, rent, lease, consign, otherwise dispose of or use any Collateral, nor further encumber any Collateral.

(c)
Upon CDF's oral or written demand, Dealer will immediately deliver the Collateral to CDF, in good order and repair, at a place specified by CDF, together with all related documents; or CDF may, in CDF's sole discretion and without notice or demand to Dealer, take immediate possession of the Collateral together with all related documents.

(d)
CDF may, without notice, apply a default finance charge to Dealer's outstanding principal indebtedness equal to the default rate specified in Dealer's financing program with CDF, if any, or if there is none so specified, at the lesser of 3% per annum above the rate in effect immediately prior to the default, or the highest lawful contract rate of interest permitted under applicable law.

All of CDF's rights and remedies are cumulative.  CDF's failure to exercise any of CDF's rights or remedies hereunder will not waive any of CDF's rights or remedies as to any past, current or future default.

15.
Sale of Collateral.  Dealer agrees that if CDF conducts a private sale of any Collateral by requesting bids from 10 or more dealers or distributors in that type of Collateral, any sale by CDF of such Collateral in bulk or in parcels within 120 days of:  (a) CDF's taking possession and control of such Collateral; or (b) when CDF is otherwise authorized to sell such Collateral; whichever occurs last, to the bidder submitting the highest cash bid therefor, is a commercially reasonable sale of such Collateral under the Uniform Commercial Code.  Dealer agrees that the purchase of any Collateral by a Vendor, as provided in any agreement between CDF and the Vendor, is a commercially reasonable disposition and private sale of such Collateral under the Uniform Commercial Code, and no request for bids shall be required.  Dealer further agrees that seven (7) or more days prior written notice will be commercially reasonable notice of any public or private sale (including any sale to a Vendor).  Dealer irrevocably waives any requirement that CDF retain possession and not dispose of any Collateral until after trial or final judgment.  If CDF disposes of any such Collateral other than as herein contemplated, the commercial reasonableness of such disposition will be determined in accordance with the laws of the state governing this Agreement.

16.
Power of Attorney.  Dealer irrevocably appoints CDF (and any person designated by it) as Dealer's true and lawful Attorney with full power to at any time, in the discretion of CDF to:  (a) endorse the name of Dealer upon any of the items of payment or proceeds and deposit the same in the account of CDF for application to the Obligations; (b) sign the name of Dealer to verify the accuracy of the Accounts; (c) sign the name of Dealer on any document or instrument that CDF shall deem necessary or appropriate to perfect and maintain perfected the security interests in the Collateral under this Agreement and the Other Agreements; and (d) initiate and settle any insurance claim and endorse Dealer's name on any check, instrument or other item of payment.  In the event of a Default, Dealer irrevocably appoints CDF (and any person designated by it) as Dealer's true and lawful Attorney with full power to at any time, in the discretion of CDF to: (i) demand payment, enforce payment and otherwise exercise all of Dealer's rights, and remedies with respect to the collection of any Accounts; (ii) settle, adjust, compromise, extend or renew any Accounts; (iii) settle, adjust or compromise any legal proceedings brought to collect any Accounts; (iv) sell or assign any Accounts upon such terms, for such amounts and at such time or times as CDF may deem advisable; (v) discharge and release any Accounts; (vi) prepare, file and sign Dealer's name on any Proof of Claim in Bankruptcy or similar document against any obligor; (vii) endorse the name of Dealer upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Account or goods pertaining thereto; and (viii) take control in any manner of any item of payments or proceeds and for such purpose to notify the Postal Authorities to change the address for delivery of mail addressed to Dealer to such address as CDF may designate.  The power of attorney is for value and coupled with an interest and is irrevocable so long as any Obligations remain outstanding and by CDF exercising such right, CDF shall not waive any right against Dealer until the Obligations are paid in full.

17.
Information. CDF may provide to any third party upon request any (i) credit information relating to Dealer that CDF may from time to time possess that is sufficient to respond to standard credit reference requests such as:  (a) length of time active with CDF, (b) credit line, (c) terms, (d) outstanding balance, and (e) experience, or (ii)public financial information or (iii) public other information on Dealer that CDF may from time to time possess, or (iv) as required by law.  CDF may obtain from any Vendor any credit, financial or other information regarding Dealer that such Vendor may from time to time possess.

18.
Termination.  Either party may terminate this Agreement upon ninety (90) days written notice received by the other party.  Any termination of this Agreement by Dealer or CDF will have the effect of accelerating the maturing of all Obligations not then otherwise due.  Dealer will be obligated to CDF for CDF's advances or commitments made before the effective termination date of this Agreement.  CDF will retain all of its rights, interests and remedies hereunder until Dealer has paid CDF in full.  All waivers set forth in this Agreement will survive any termination of this Agreement.

19.
Binding Effect.  Dealer cannot assign its interest in this Agreement without CDF's prior written consent, although CDF may assign or participate CDF's interest, in whole or in part, without Dealer's consent.  This Agreement will protect and bind CDF's and Dealer's respective heirs, representatives, successors and assigns.

20.
Notices.  Except as otherwise stated herein, all notices, responses, requests and documents will be sufficiently given or served if mailed or delivered:  (a) to Dealer’s General Counsel at Dealer's principal place of business specified above; and (b) to CDF at 5595 Trillium Boulevard, Hoffman Estates, IL 60192, Attention:  General Counsel, or such other address as the parties may hereafter specify in writing.

21.
NO ORAL AGREEMENTS.  ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBTS ARE NOT ENFORCEABLE.  TO PROTECT DEALER AND CDF FROM MISUNDERSTANDING OR DISAPPOINTMENT, ALL AGREEMENTS COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, EXCEPT AS SPECIFICALLY PROVIDED HEREIN OR AS THE PARTIES MAY LATER AGREE IN WRITING TO MODIFY IT.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. NOTWITHSTANDING THE FOREGOING, THE PARTIES ACKNOWLEDGE THE EXISTENCE OF THAT CERTAIN AMENDED AND RESTATED BUISNESS FINANCING AGREEMENT BETWEEN THE PARTIES DATED ON OR ABOUT THE DATE OF THIS AGREEMENT, (THE “BFA”), HOWEVER, THIS AGREEMENT AND  THE BFA ARE INTENDED BY THE PARTIES AS SEPARATE AND INDEPENDENT AGREEMENTS.

22.
Other Waivers.  Dealer irrevocable waives notice of:  presentment, demand, protest, nonpayment, nonperformance and dishonor.  Dealer and CDF irrevocably waive all rights to claim any punitive and/or exemplary damages.

23.
Severability.  If any provision of this Agreement or its application is invalid or unenforceable, the remainder of this Agreement will not be impaired or affected and will remain binding and enforceable.

24.	Supplement. This Agreement amends and restates any prior Agreements for Wholesale Financing between Dealer and CDF.

25.
Receipt of Agreement.  Dealer acknowledges that it has received a true and complete copy of this Agreement.  Dealer acknowledges that it has read and understood this Agreement.  Notwithstanding anything herein to the contrary:  (a) CDF may rely on any facsimile copy, electronic data transmission or electronic data storage of this Agreement, any Transaction Statement, billing statement, invoice from a Vendor, financial statements or other reports, and (b) such facsimile copy, electronic data transmission or electronic data storage will be deemed an original, and the best evidence thereof for all purposes, including, without limitation, under this Agreement or any other agreement between CDF and Dealer, and for all evidentiary purposes before any arbitrator, court or other adjudicatory authority.

26.
Miscellaneous.  Time is of the essence regarding Dealer's performance of its obligations to CDF notwithstanding any course of dealing or custom on CDF's part to grant extensions of time.  Dealer's liability under this Agreement is direct and unconditional and will not be affected by the release or nonperfection of any security interest granted hereunder.  CDF will have the right to refrain from or postpone enforcement of this Agreement or any other agreements between CDF and Dealer without prejudice and the failure to strictly enforce these agreements will not be construed as having created a course of dealing between CDF and Dealer contrary to the specific terms of the agreements or as having modified, released or waived the same.  The express terms of this Agreement will not be modified by any course of dealing, usage of trade, or custom of trade which may deviate from the terms hereof.  If Dealer fails to pay any taxes, fees or other obligations which may impair CDF's interest in the Collateral, or fails to keep the Collateral insured, CDF may, but shall not be required to, pay such taxes, fees or obligations and pay the cost to insure the Collateral, and the amounts paid will be:  (a) an additional debt owed by Dealer to CDF, which shall be subject to finance charges as provided herein; and (b) due and payable immediately in full.  Dealer agrees to pay all of CDF's reasonable attorneys' fees and expenses incurred by CDF in enforcing CDF's rights hereunder.  The Section titles used in this Agreement are for convenience only and do not define or limit the contents of any Section.

27.
WAIVER OF JURY TRIAL. ANY LEGAL PROCEEDING WITH RESPECT TO ANY DISPUTE WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. DEALER AND CDF WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING.

28.
Governing Law.  Dealer acknowledges and agrees that this and all other agreements between Dealer and CDF have been substantially negotiated, and will be substantially performed, in the state of Illinois.  Accordingly, Dealer agrees that all Disputes will be governed by, and construed in accordance with, the laws of such state.

29.
PUNITIVE DAMAGES.  CDF AND DEALER AGREE THAT IN THE EVENT THERE IS ANY DISPUTE RELATING TO OR ARISING IN CONNECTION WITH THE AGREEMENT, THE AGGRIEVED PARTY SHALL NOT BE ENTITLED TO PUNITIVE OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH ANY ACTION ARISING UNDER OR IN ANY WAY RELATED TO THE AGREEMENT.

IN WITNESS WHEREOF, Dealer and CDF have executed this Agreement as of the date first set forth hereinabove.

THIS CONTRACT CONTAINS JURY WAIVER AND PUNITIVE DAMAGE WAIVER PROVISIONS.

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION	ePLUS TECHNOLOGY, INC.

By: /s/ Scott Hunt	By: /s/ Elaine D. Marion
Scott Hunt	Elaine D. Marion
Senior Portfolio Manager	Chief Financial Officer